                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                             CompuCom Systems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             CompuCom Systems, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------

Notes:

                                 [COMPUCOM LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 - May 15, 2002-

Dear CompuCom Stockholder:

The 2002 Annual Meeting of stockholders of CompuCom Systems, Inc. will be held on Wednesday, May 15, 2002, at CompuCom's principal executive offices at 7171 Forest Lane, Dallas, Texas 75230 at 2:00 p.m. local time.

Only stockholders who owned stock at the close of business on March 29, 2002 can vote at this meeting or any adjournments that may take place. At the meeting we will elect 11 directors, vote for approval of a proposal to increase the number of shares for the CompuCom Employee Stock Purchase Plan by 2,000,000 shares, and attend to any other business properly presented at the meeting. We also will report on CompuCom's 2001 business results and other matters of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments and meet our management team.

CompuCom's board of directors is a vital resource. No matter how many shares you hold, CompuCom considers your vote important, and we encourage you to vote as soon as possible.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please fill in, date and sign the accompanying proxy and mail it promptly in the enclosed envelope.

This proxy statement, accompanying proxy card, and 2001 annual report are being mailed to stockholders beginning on or about April 12, 2002, in connection with the solicitation of proxies by the board of directors.

Please contact M. Lazane Smith, senior vice president and chief financial officer, at (972) 856-3600 with any questions or concerns.

Sincerely,




J. Edward Coleman                           M. Lazane Smith
Chairman of the Board,                      Senior Vice President, Finance
President and Chief Executive Officer       Chief Financial Officer, Secretary,
                                            and Director


April 12, 2002

--------------------------------------------------------------------------------
                              QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------


Q:   Who is entitled to vote?
A: Stockholders of record as of the close of business on March 29, 2002, may vote at the annual meeting.

Q:   How many shares can vote?
A: On March 29, 2002, there were 48,390,302 common shares and 1,500,000 series B preferred shares issued and outstanding. In the election of directors, each series B preferred share may cast five votes for each common share into which a preferred share may be converted. Each series B preferred share is convertible into 1.477104 common shares. Every common stockholder may cast one vote for each share owned.

Q:   What may I vote on?
A: You may vote on the election of 11 directors who have been nominated to serve on our board of directors and the adoption of an amendment to our Employee Stock Purchase Plan to increase the number of shares authorized for issuance.

Q:   How does the board recommend I vote on the proposal?
A: The board recommends a vote FOR each board nominee and FOR the amendment to the Employee Stock Purchase Plan.

Q:   How do I vote?
A: Sign and date each proxy card you receive, mark the box indicating how you wish to vote, and return the proxy card in the prepaid envelope provided.

     If you sign your proxy card but do not mark any boxes showing how you wish to vote, J. Edward Coleman and M. Lazane Smith will vote your shares as recommended by the board of directors.

Q:   What if I hold my CompuCom shares in a brokerage account?
A: If you hold your CompuCom shares through a broker, bank or other nominee, you will receive a voting instruction form directly from them describing how to vote your shares. This form will, in most cases, offer you three ways to vote:

     1.   by telephone,
     2.   via the Internet, or
     3.   by returning the form to your broker.

Q:   What if I want to change my vote?
A: You may change your vote at any time before the meeting in any of the following three ways:

     1.   notifying our chief financial officer, M. Lazane Smith, in writing,
     2.   voting in person at the meeting, or
     3.   submitting a proxy card with a later date.

     If you hold your shares through a broker, bank or other nominee and wish to vote at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form. If you hold your shares directly and wish to vote at the meeting, no additional forms will be required.

Q:   How will directors be elected?
A: The 11 nominees who receive the highest number of affirmative votes at a meeting at which a quorum is present will be elected as directors.

--------------------------------------------------------------------------------
                         QUESTIONS AND ANSWERS (cont'd.)
--------------------------------------------------------------------------------

Q: What vote is required to approve the amendment to the Employee Stock Purchase Plan?
A: To approve the action noted above, a quorum must be present and voting, and a majority of the votes cast must be in favor of the amendment.

Q:   Who will count the votes?
A: A representative of CompuCom will count the votes and act as the judge of election.

Q:   What does it mean if I get more than one proxy card?
A: Your shares may be registered differently or may be in more than one account. We encourage you to have all accounts registered in the same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent at:

         Mellon Investor Services LLC
         Plaza of the Americas
         600 North Pearl Street, Suite 1010
         Dallas, TX  75201-2884
         (214-922-4400)

     If you provide Mellon Investor Services with photocopies of the proxy cards that you receive or with the account numbers that appear on each proxy card, it will be easier for Mellon Investor Services to combine your accounts.

     You also can find information on transferring shares and other useful stockholder information on their website at www.mellon-investor.com.

Q:   What is a quorum?
A: A quorum is a majority of the outstanding shares. The shares may be represented at the meeting either in person or by proxy. To hold the meeting, there must be a quorum present.

Q:   What if I abstain or fail to give instructions to my broker?
A: If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote for a particular director.

     Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when banks, brokers or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the meeting. In this event, banks, brokers or other nominees may vote those shares on matters deemed routine such as the election of directors.

     Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and have the effect of negative votes. A "withheld" vote is treated the same as an abstention. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

--------------------------------------------------------------------------------
                         QUESTIONS AND ANSWERS (cont'd.)
--------------------------------------------------------------------------------


Q:   Who can attend the meeting?
A: All stockholders are encouraged to attend the meeting. Admission tickets are not required.

Q:   Are there any expenses associated with collecting the stockholder votes?
A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time.

Q:   What is a stockholder proposal?
A: A stockholder proposal is your recommendation or requirement that CompuCom or our board of directors take action on a matter that you intend to present at a meeting of stockholders. However, under the proxy rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:   Can anyone submit a stockholder proposal?
A: To be eligible to submit a proposal, you must have continuously held the lesser of $2,000 in market value or 1% of our common stock for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q: If I wish to submit a stockholder proposal for the annual meeting in 2003, what action must I take?
A: If you wish us to consider including a stockholder proposal in the proxy statement for the annual meeting in 2003, you must submit the proposal, in writing, so that we receive it no later than December 13, 2002. The proposal must meet the requirements established by the SEC. Send your proposal to:

         M. Lazane Smith, Senior Vice
         President and Chief Financial
         Officer
         CompuCom Systems, Inc.
         7171 Forest Lane
         Dallas, TX 75230

     As to any proposal presented by a stockholder at the 2003 annual meeting that has not been included in the proxy statement, management proxies will be allowed to use their discretionary voting authority unless we receive notice of such proposal no later than February 26, 2003.

Q:   Who are CompuCom's largest stockholders?
A: Safeguard Scientifics, Inc. beneficially owns 52.87%, directors and officers as a group beneficially own 4.18% and Dimensional Fund Advisors, Inc. beneficially owns 5.97% of our common stock.

--------------------------------------------------------------------------------
                              ELECTION OF DIRECTORS

                              Item 1 on Proxy Card
--------------------------------------------------------------------------------

Directors are elected annually and serve a one-year term. There are 11 nominees for election this year. The eleven nominees are currently serving as directors. Each nominee, if elected, has consented to serve until the next annual meeting or until his successor is elected and qualified. You will find detailed information on each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the board may reduce its size or designate a substitute. If the board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate.

The board recommends a vote FOR each nominee. The 11 nominees who receive the highest number of affirmative votes will be elected as directors.

--------------------------------------------------------------------------------
J. EDWARD COLEMAN                                           Director since 2000
Age 50

Mr. Coleman has served as chairman of the board since October 2001. He also has served as chief executive officer of CompuCom since December 1999 and as President since July 2000. Prior to joining CompuCom, Mr. Coleman served as a business development executive and director of marketing for Computer Sciences Corporation from March 1995 to December 1999.

--------------------------------------------------------------------------------
ANTHONY L. CRAIG                                            Director since 2002
Age 56

Mr. Craig became president, chief executive officer and director of Safeguard in October 2001. Before joining Safeguard, Mr. Craig was chief executive officer from January 1999 to October 2001 and remains chairman of Arbinet Holdings, Inc., a leading online trading exchange for the telecommunications industry. Before Arbinet, he served as president and chief executive officer of Global Knowledge Network, a premier provider of technology learning services, from January 1997 to February 1999.

--------------------------------------------------------------------------------
MICHAEL J. EMMI                                             Director since 1994
Age 60

Mr. Emmi was chairman of the board, president and chief executive officer of Systems & Computer Technology Corporation, a provider of computer software and services, from May 1985 through 2001. He currently is an independent business consultant. Mr. Emmi is a director of CDI Corp and Safeguard.


--------------------------------------------------------------------------------
RICHARD F. FORD                                             Director since 1991
Age 65

Mr. Ford is a managing general partner of the management companies which act as a general partner of Gateway Mid-America Partners, L.P., Gateway Venture Partners II, L.P., Gateway Venture Partners III, L.P. and Gateway Partners, L.P., private venture capital funds formed in 1984, 1987, 1990 and 1995, respectively. Mr. Ford is a director of Stifel Financial Corporation, D&K Healthcare Resources, Inc. and TALX, Inc.

--------------------------------------------------------------------------------
                         ELECTION OF DIRECTORS (cont'd.)

                              Item 1 on Proxy Card
--------------------------------------------------------------------------------
EDWIN L. HARPER                                             Director since 2000
age 60

Mr. Harper is Senior Vice President for Public Affairs and Government Relations for Fortis, Inc. From 1998 through July 2001, he served as Executive Vice President, Chief Financial Officer, and Chief of Operations and Information Technology for Fortis subsidiaries. During 1997, Mr. Harper served as Vice Chairman and CEO of Commodore Applied Technologies.

--------------------------------------------------------------------------------
DELBERT W. JOHNSON                                          Director since 1995
Age 63

Mr. Johnson served as chairman of the board and chief executive officer of Pioneer Metal Finishing, Inc., a former division of Safeguard, until October 1997. Mr. Johnson is a director of Ault Inc. and U.S. Bancorp.

--------------------------------------------------------------------------------
JOHN D. LOEWENBERG                                          Director since 1995
Age 61

Mr. Loewenberg has been the managing partner of JDL Enterprises, a consulting firm, since March 1996. From May 1995 through March 1996, Mr. Loewenberg served as executive vice president and chief administrative officer of Connecticut Mutual, a life insurance company. Mr. Loewenberg is a director of Sanchez Computer Associates, Inc., DiamondCluster International, Inc., DocuCorp International, Inc. and Applix, Inc.

--------------------------------------------------------------------------------
WARREN V. MUSSER                                            Director since 1984
Age 75

Mr. Musser is president of The Musser Group, a financial consulting company. Mr. Musser served as chairman of Safeguard Scientifics, Inc. from 1953 until October 2001 and as chief executive officer from 1953 until April 2001. Mr. Musser is a director of Safeguard Scientifics, Inc. and Internet Capital Group, Inc. and a trustee of Brandywine Realty Trust. Mr. Musser serves on a variety of civic, educational and charitable boards of directors, and serves as vice president/development, Cradle of Liberty Council, Boy Scouts of America; vice chairman of The Eastern Technology Council; and chairman of the Pennsylvania Partnership on Economic Education.

--------------------------------------------------------------------------------
ANTHONY J. PAONI                                            Director since 1999
Age 57

Since April 2001, Mr. Paoni has been Vice Chairman and Partner of DiamondCluster International, Inc. Mr. Paoni is a professor of technology and E-Commerce at the Kellogg Graduate School of Management. Before 1996, Mr. Paoni spent 28 years in the information technology industry, most recently as the chief executive officer of Eolas, Inc., an Internet software company. Mr. Paoni manages the Kellogg Technology Speaker Series and is co-author of two books entitled "Kellogg on Technology" and "TechVenture". Mr. Paoni was a strategic advisor to the US Navy for the CVX nuclear carrier program and is a director of US Freightways Corporation.

--------------------------------------------------------------------------------
                         ELECTION OF DIRECTORS (cont'd.)

                              Item 1 on Proxy Card
--------------------------------------------------------------------------------
EDWARD N. PATRONE                                           Director since 1991
Age 67

Mr. Patrone, retired, was a senior consultant to Alco Standard Corporation, a national distributor of paper and office products, from 1991 to 1997. From 1988 through 1991, he was president and chief executive officer of Paper Corporation of America. He is a director of Global Imaging Corp.

--------------------------------------------------------------------------------
M. LAZANE SMITH                                             Director since 2001
Age 47

Ms. Smith has served as senior vice president, finance and chief financial officer since February 1997 and secretary since February 2001. Ms. Smith joined CompuCom in 1993 as corporate controller and was promoted to vice president, finance and corporate controller in 1994.

--------------------------------------------------------------------------------
                  BOARD OF DIRECTORS -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

Meetings of the Board: The board of directors held five meetings in 2001. Each of the incumbent directors attended at least 75% of the total number of board and committee meetings of which they were members during the period in which they served as a director, except for Messrs. Johnson, Musser, and Paoni, who attended 71%, 71% and 67% respectively.

Annual and Meeting Attendance Fees: Directors who are executive officers of Safeguard or employees of CompuCom receive no additional compensation other than their normal salary for serving on the board or its committees. Through September 2001, non-employee directors received:

..    $1,000 monthly cash retainer

..    $750 for each board or committee meeting attended, and

..    reimbursement of out-of-pocket expenses

Effective October 2001, the monthly cash retainer and fee for each board or committee meeting attended was replaced by a quarterly retainer of $6,250.

Stock Options: Directors who are not executive officers of Safeguard or employees of CompuCom receive:

..    a stock option to purchase 10,000 shares of CompuCom's common stock upon initial election to the board, and

..    service grants, upon the determination of the compensation committee

Directors' options have a ten-year term and vest 25% each year starting on the first anniversary of the grant date. The exercise price is equal to the market price of a share of CompuCom stock on the grant date.

In October 2001, Messrs. Emmi, Ford, Harper, Johnson, Loewenberg, Paoni and Patrone were each granted an option to purchase 13,000 shares at an exercise price of $1.93 per share.

--------------------------------------------------------------------------------
                        BOARD COMMITTEE MEMBERSHIP ROSTER
--------------------------------------------------------------------------------

                                            Audit           Compensation           Executive         Nominating
                                         ------------ ------------------------- ----------------- ------------------
Meetings held in 2001                         4                  3                     0                  1
---------------------------------------- ------------ ------------------------- ----------------- ------------------
Michael J. Emmi                                                  X
---------------------------------------- ------------ ------------------------- ----------------- ------------------
Richard F. Ford                                                  X*                    X*                 X
---------------------------------------- ------------ ------------------------- ----------------- ------------------
Edwin L. Harper                               X*                                                          X
---------------------------------------- ------------ ------------------------- ----------------- ------------------
Delbert W. Johnson
---------------------------------------- ------------ ------------------------- ----------------- ------------------
John D. Loewenberg                            X
---------------------------------------- ------------ ------------------------- ----------------- ------------------
Warren V. Musser                                                                        X
---------------------------------------- ------------ ------------------------- ----------------- ------------------
Anthony J. Paoni                                                 X
---------------------------------------- ------------ ------------------------- ----------------- ------------------
Edward N. Patrone                             X                                                            X*
---------------------------------------- ------------ ------------------------- ----------------- ------------------

* Chairperson

Audit: committee of independent directors that operate under a written Audit Committee Charter adopted by the board of directors, recommends our independent certified public accountants, discusses the scope and results of our audit with the independent certified public accountants, reviews with management and the independent certified public accountants our interim and year-end operating results, considers the adequacy of our internal accounting controls and audit procedures, and reviews the non-audit services to be performed by the independent certified public accountants.

Compensation: committee that reviews and approves management's recommendations for compensation, including incentive compensation, for all of our officers, and administers our stock option plans and management incentive plan.

Executive: committee that acts upon all matters with respect to the management of our business and affairs, except that its authority to authorize and approve investments, other than investments made in the normal course of business, is limited to investments of up to $5 million in the aggregate between board meetings.

Nominating: committee that proposes a slate of directors for appointment by CompuCom's stockholders at each annual meeting and candidates to fill any vacancies on the Board, as well as directors to serve on various board committees.

-------------------------------------------------------------------------------
                  PROPOSAL TO AMEND THE EMPLOYEE PURCHASE PLAN

                             Item 2 on Proxy Card
-------------------------------------------------------------------------------

The board recommends a vote FOR approval of this proposal. Approval of this amendment requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy, and voting on this amendment.

CompuCom stockholders are being asked to approve the adoption of an amendment to the CompuCom Systems, Inc. Employee Stock Purchase Plan (the "Purchase Plan") to increase by 2,000,000 the number of shares authorized for issuance. The amendment increases to 4,000,000 the number of shares reserved for issuance thereunder. The Purchase Plan was approved by the board of directors on February 19, 1998, with a total of 1,000,000 shares reserved for issuance thereunder. On May 18, 2000, CompuCom stockholders approved a proposal to increase the number of shares reserved for issuance to 2,000,000. The purpose of the Purchase Plan is to provide employees of CompuCom and any majority owned subsidiaries that adopt the Purchase Plan with an opportunity to purchase common stock from CompuCom through payroll deductions. This plan provides CompuCom with the ability to attract, retain, and motivate the best people available for the successful conduct of our business. The essential features of the Purchase Plan are outlined below.

Offering Period

Offerings under the Purchase Plan have a duration of six months. A new offering period begins on the first day of each six calendar month period beginning on each January 1 and July 1 of a calendar year and ending at the end of such six month period, unless changed by the committee appointed by the board of directors that administers the Purchase Plan (the "Committee").

Grant and Exercise of Option

On the first day of an offering period (the "Enrollment Date"), the participant is granted an option to purchase on the last day of the offering period (the "Exercise Date") up to a number of shares of common stock determined by dividing 10% of the participant's Compensation (as defined in the "Payroll Deductions" section, below) by the exercise price, which shall not be less than the lower of
(i) 85% of the fair market value of a share of the common stock on the Enrollment Date or (ii) 85% of the fair market value of a share of common stock on the Exercise Date. Compensation in excess of $75,000 per offering period will be disregarded. The exercise price shall be determined by the committee. The number of shares subject to such option shall be reduced, if necessary, to maintain the limitations with respect to a participant's ownership of stock and/or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of CompuCom or any majority owned subsidiary, and to restrict a participant's right to purchase stock under the Purchase Plan to $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time. Unless the employee has withdrawn from the offering period, his or her option for the purchase of shares will be exercised automatically on the Exercise Date at the applicable price.

Shares Available Under the Purchase Plan

If this proposal is adopted, the total number of shares of common stock that are issuable under the Purchase Plan will be 4,000,000 shares.

Eligibility and Participation

Any employee who is customarily employed for at least 20 hours per week and more than five months per calendar year by CompuCom is eligible to participate in offerings under the Purchase Plan. Employees of subsidiaries that adopt the Purchase Plan with CompuCom's approval will be eligible on the same basis. Employees become participants in the Purchase Plan by delivering to CompuCom a subscription agreement authorizing payroll deductions within the specified period of time prior to the Enrollment Date.

No employee is permitted to purchase shares under the Purchase Plan if the employee owns 5% or more of the total combined voting power or value of all classes of shares of stock of CompuCom (including shares that may be purchased under the Purchase Plan or pursuant to any other options). In addition, no participant is entitled to purchase more than $25,000 worth of shares (based on the fair market value of the shares at the time the option is granted) in any calendar year.

Purchase Price

The Committee will set the price at which shares are sold under the Purchase Plan, which will not be less than 85% of the fair market value per share of common stock at either the Enrollment Date or at the Exercise Date, whichever is lower.

Payroll Deductions

The purchase price of the shares is accumulated by payroll deduction over each offering period. The deductions may not be greater than 10% of a participant's compensation. "Compensation" for purposes of the Purchase Plan shall mean base pay or regular straight-time earnings plus commissions, and overtime, but excluding any imputed benefits or pay, bonuses, relocation expense, expense reimbursements, or other similar items. Compensation in excess of $75,000 per offering period will be disregarded. All payroll deductions of a participant are credited to his or her account under the Purchase Plan and are deposited with the general funds of CompuCom. Such funds may be used for any corporate purpose pending the purchase of shares.

Administration

The Purchase Plan is administered by the Committee, which shall have all powers with respect to the Purchase Plan, except for amending or terminating the Purchase Plan.

Withdrawal from the Plan

A participant may terminate his or her interest in a given offering by withdrawing all, but not less than all, of the accumulated payroll deductions credited to such participant's account at any time prior to the end of the offering period. The withdrawal of accumulated payroll deductions automatically terminates the participant's interest in that offering. As soon as practicable after such withdrawal, the payroll deductions credited to a participant's account are returned to the participant without interest.

A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

Termination of a participant's employment for any reason, including retirement, death, or the failure to remain in the continuous employ of CompuCom for at least 20 hours per week (except for certain leaves of absence), cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to the participant or, in the case of death, to the person or persons entitled thereto without interest.

Capital Changes

In the event of changes in the common stock of CompuCom due to a stock split or other changes in capitalization, or in the event of any merger, sale, reclassification, or any other reorganization, appropriate adjustments will be made by CompuCom to the shares subject to purchase and to the price per share.

Issuance Restrictions

Beginning with the offering period starting on July 1, 2002, CompuCom may require the recipient to agree not to sell, transfer or otherwise alienate the shares acquired for a period not exceeding 90 days from the date of issuance, and may require the person to represent and warrant that the shares are being purchased only for investment and without any present intention to sell or distribute.

Nonassignability

No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by the Committee as an election to withdraw from the Purchase Plan.

Amendment and Termination of the Purchase Plan

The board of directors of CompuCom may at any time amend or terminate the Purchase Plan; however, such termination cannot affect options previously granted nor may any amendment make any change in an existing option that adversely affects the rights of any participant, except as necessary to comply with tax or securities laws. No amendment may be made to the Purchase Plan without prior approval of the stockholders of CompuCom if such amendment would increase the number of shares that may be issued under the Purchase Plan, permit payroll deductions at a rate in excess of 10% of a participant's compensation, change the designation of the employees eligible for participation in the Purchase Plan or constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3, or any successor rule.

Tax Information

The Purchase Plan and the right of participants to make purchases thereunder is intended to qualify under the provisions of Section 423 of the Internal Revenue Code (the "Code"), which incorporates by reference the tax treatment provisions of Section 421 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant generally will be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two (2) years after the Enrollment Date and one (1) year from the Exercise Date, the amount of ordinary income will be the lesser of (a) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (b) the excess of the fair market value of the shares at the time the option was granted over the purchase price (which purchase price will be computed as of the Enrollment Date), and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the Exercise Date over the purchase price will be treated as ordinary income. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the holding period described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and CompuCom with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

-------------------------------------------------------------------------------
              STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
                          GREATER THAN 5% STOCKHOLDERS
                              AS OF MARCH 29, 2002:
-------------------------------------------------------------------------------

                  Name                          Shares         Options          Shares
                                             Beneficially     Exercisable    Beneficially    Percent of
                                                Owned        Within 60 Days     Owned          Shares
                                                              of March 29,     Assuming
                                                                  2002        Exercise of
                                                                                Options
------------------------------------------ ---------------- --------------- --------------- ---------------
Safeguard Scientifics, Inc.                     26,756,538               0      26,756,538      52.87%
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
------------------------------------------ ---------------- --------------- --------------- ---------------
Dimensional Fund Advisors                        2,890,000               0       2,890,000      5.97%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
------------------------------------------ ---------------- --------------- --------------- ---------------
J. Edward Coleman                                   50,000         520,000         570,000      1.17%
----------------------------------------- ---------------- --------------- --------------- ---------------
Anthony L. Craig                                         0               0               0        0
------------------------------------------ ---------------- --------------- --------------- ---------------
Michael J. Emmi                                          0          38,250          38,250        *
------------------------------------------ ---------------- --------------- --------------- ---------------
Richard F. Ford                                     30,000          28,250          58,250        *
------------------------------------------ ---------------- --------------- --------------- ---------------
Edwin L. Harper                                      1,000           8,750           9,750        *
------------------------------------------ ---------------- --------------- --------------- ---------------
Delbert W. Johnson                                  24,500          26,250          50,750        *
------------------------------------------ ---------------- --------------- --------------- ---------------
John D. Loewenberg                                  19,275          51,250          70,525        *
------------------------------------------ ---------------- --------------- --------------- ---------------
Warren V. Musser                                   473,983               0         473,983        *
------------------------------------------ ---------------- --------------- --------------- ---------------
Anthony J. Paoni                                         0          16,250          16,250        *
------------------------------------------ ---------------- --------------- --------------- ---------------
Edward N. Patrone                                   10,000          28,250          38,250        *
------------------------------------------ ---------------- --------------- --------------- ---------------
M. Lazane Smith                                      7,318         336,250         343,568        *
------------------------------------------ ---------------- --------------- --------------- ---------------
David A. Loeser                                      2,712         162,500         165,212        *
------------------------------------------ ---------------- --------------- --------------- ---------------
John F. McKenna                                          0         162,500         162,500        *
------------------------------------------ ---------------- --------------- --------------- ---------------
Anthony F. Pellegrini                                  500          87,500          88,000        *
------------------------------------------ ---------------- --------------- --------------- ---------------
Executive officers and directors as a              619,288       1,466,000       2,085,288      4.18%
group (14 persons)
------------------------------------------ ---------------- --------------- --------------- ---------------


  *  Less than 1% of CompuCom's outstanding shares of common stock

     Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except for the following shares:

     Safeguard Scientifics, Inc.     Includes 22,087,848 shares held by
                                     Safeguard  Scientifics (Delaware), Inc.,
                                     1,119,700 shares held by Safeguard
                                     Delaware, Inc., and 1,333,333 shares held by CompuShop, Inc., wholly-owned subsidiaries of Safeguard Scientifics, Inc.
                                     Safeguard Scientifics (Delaware), Inc. also holds 1,500,000 shares of Series B preferred shares. Those shares are convertible into 2,215,657 shares of common stock, which also are included.

     Dimensional Fund Advisors, Inc. Dimensional Fund Advisors Inc.
                                     ("Dimensional"), an investment advisor
                                     registered under Section 203 of the
                                     Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds".
                                     In its role as
                                      investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

     Delbert W. Johnson               Includes 20,000 shares held in a Remainder
                                      Trust.

     Warren V. Musser                 Includes 30,700 shares held by a trust of
                                      which Mr. Musser is a co-trustee.
                                      Mr. Musser disclaims beneficial ownership of the shares beneficially owned by the trust.

Shares Owned by Directors and Officers of Parent and Subsidiary Corporations:
Safeguard is the parent corporation of CompuCom. As of March 29, 2002, executive officers and directors of CompuCom beneficially owned the following percentage of the outstanding shares of Safeguard common stock:

     .    Mr. Musser owns 1.22%

     . all other officers and directors of CompuCom, as a group, beneficially own less than 1% of Safeguard stock.

Section 16(a) Beneficial Ownership Reporting Compliance: The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership by our directors and executive officers. To the best of our knowledge, there were no late filings during 2001.

--------------------------------------------------------------------------------
                             STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The following graph compares the cumulative total return on our common stock for the period from December 31, 1996, through December 31, 2001, with the cumulative total return on the Nasdaq Index and the peer group index for the same period.


                             [GRAPHIC REMOVED HERE]
                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                  1996       1997        1998       1999        2000       2001

CompuCom           100         77          33         38          12         21
NASDAQ             100        125         190        343         217        168
Peer Group         100         88          83         85          43         29


1. The peer group consists of SIC Code 5045--Computer, Peripheral Equipment and Software Wholesalers.

2. We have historically reinvested earnings in the growth of our business and have not paid cash dividends on our common stock.

3.   Assumes an investment of $100 on December 31, 1996.

--------------------------------------------------------------------------------
                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

COMPENSATION PHILOSOPHY

It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of CompuCom, including the Chief Executive Officer, and to establish the general compensation policies for these individuals. The Compensation Committee believes that the compensation programs for the executive officers should reflect CompuCom's performance and the value created for our shareholders. In addition, the compensation program should support the short-term and long-term strategic goals and objectives of CompuCom as well as reward individual contributions to CompuCom's success. CompuCom is engaged in a very competitive industry and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers.

GENERAL COMPENSATION POLICY

The Compensation Committee's policy is to provide CompuCom's executive officers with compensation opportunities that are based upon their personal performance, as well as CompuCom's financial performance. The compensation packages are targeted at market rates that are competitive in attracting and retaining highly skilled individuals. Each executive officer's compensation package is comprised of two elements: (i) cash compensation, which consists of a base salary and an annual cash incentive program and (ii) long-term, stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the shareholders.

CASH COMPENSATION

We seek to provide cash compensation to our executive officers, including base salary and an annual cash bonus, at levels commensurate with cash compensation of executives with comparable responsibility at similarly situated companies. Initial base pay and subsequent increases are determined on an individual basis based upon market data, experience, level of responsibility, and a review of that officer's performance and contribution to various individual, departmental and corporate objectives. Annual cash incentive bonuses are intended to provide additional incentives to achieve these objectives and the amount of cash bonuses depends on the extent to which these objectives are achieved. In 2001, each officer's increase in base salary and the amount of their cash bonus reflected the officer's performance and the accomplishment of individual, departmental and corporate objectives.

LONG-TERM INCENTIVES

To date, long-term incentives have consisted solely of grants of options to purchase CompuCom's common stock. Generally, stock option grants are made annually by the Compensation Committee. Each grant is designed to align the interests of the executive officer with those of the shareholders. Additionally these grants are designed to provide each individual with a significant incentive to manage CompuCom from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of CompuCom's common stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in a series of installments over a four-year period, contingent upon the officer's continued employment. Accordingly, the option will provide a return to the executive officer only if the officer remains employed by CompuCom during the vesting period, and then only if the fair market value of the underlying shares appreciates over the option term.

The size of the option grant is determined by the Compensation Committee. The option grant is intended to create a meaningful opportunity for stock ownership based upon the individual's current position, personal performance in recent periods, and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

CEO and other highly compensated executives' bonus compensation. The Compensation Committee approved executive cash bonuses equal to approximately 100% of the applicable target bonus amounts.

2001 Stock Option Awards. The Compensation Committee granted stock options during 2001 to all directors who are not employees of CompuCom or Safeguard and other key executives and employees.

IRS Limits on Deductibility of Compensation. The Committee is aware that Internal Revenue Code section 162(m) provides that publicly-held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the compensation tables that is not "performance based" as defined in section 162(m). The Committee believes that annual levels of executive compensation that are not performance based are not likely to exceed one million dollars in the foreseeable future.

Submitted by the Compensation Committee:

Richard F. Ford, Chairman
Michael J. Emmi
Anthony J. Paoni

--------------------------------------------------------------------------------
                   EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS
--------------------------------------------------------------------------------

            2001 Annual Compensation for the Named Executive Officers

                                                                              Long-Term
                                              Annual Compensation            Compensation
                                                                       -------------------------
                                                                               Awards
                                      -------------------------------- -------------------------

                                                                        Securities Underlying       All Other
                                                                           Options/SARS (#)       Compensation
                                                                                                        (1)
    Name and Principal
         Position               Year          Salary           Bonus
----------------------------- -------      ------------      ---------- ------------------------- ------------
J. Edward Coleman,             2001          $ 535,000        $642,000          200,000               $ 3,825
President and Chief            2000            535,090         642,000          200,000                 4,630
Executive Officer              1999             26,750         100,000          800,000
----------------------------- ------- ----------------- --------------- ------------------------- ------------
M. Lazane Smith, Senior        2001          $ 350,000       $ 350,000          125,000               $ 3,750
Vice President, Finance and    2000            294,705         294,615          150,000                 3,750
Chief Financial Officer        1999            260,000         206,000                                  3,571
----------------------------- ------- ----------------- --------------- ------------------------- -----------
John F. McKenna                2001          $ 226,923        $226,923          100,000
Senior Vice President,         2000            200,090         200,000          150,000
Services                       1999            192,387         100,000          100,000
----------------------------- ------- ----------------- --------------- ------------------------- -----------
David A. Loeser, Senior        2001          $ 205,385        $205,385          100,000               $ 4,202
Vice President, Human          2000            200,000         200,000          150,000                 4,375
Resources                      1999            142,307         100,000          100,000
----------------------------- ------- ----------------- --------------- ------------------------- -----------
Anthony F. Pellegrini          2001          $ 205,385       $ 205,385          100,000               $ 4,202
Senior Vice President,         2000            153,888         203,846          150,000                63,288
Sales
----------------------------- ------- ----------------- --------------- ------------------------- -----------

Notes to Annual Compensation Table:


(1)      For 2001, all other compensation includes the following:

                                             Company Match
                    Name               Defined Contribution Plan
         ---------------------------- -----------------------------
              J. Edward Coleman                  $3,825
               M. Lazane Smith                    3,750
               David A. Loeser                    4,202
            Anthony F. Pellegrini                 4,202

--------------------------------------------------------------------------------
                            2001 Stock Option Grants
--------------------------------------------------------------------------------

     The following table relates to options to acquire CompuCom common stock, unless otherwise noted in the footnotes.

---------------------------------------------------------------------------------------- -------------------------------
                                                                                           Potential Realizable Value
                                                                                           At Assumed Annual Rates Of
                                  Individual Grants                                         Stock Price Appreciation
                                                                                               For Option Term(1)
---------------------------------------------------------------------------------------- -------------------------------
                             Number of      % of Total
                             Securities      Options/
                             Underlying        SARs
                              Options/      Granted To     Exercise Or
                                SARs       Employees In    Base Price      Expiration          5%             10%
          Name              Granted (#)     Fiscal Year     ($/Sh)(2)         Date
-------------------------- --------------- -------------- -------------- --------------- --------------- ---------------
J. Edward Coleman             200,000          7.23%          $2.19         4/23/11         $713,457       $1,136,059
-------------------------- --------------- -------------- -------------- --------------- --------------- ---------------
M. Lazane Smith               125,000          4.52%          $2.19         4/23/11         $445,912        $710,039
-------------------------- --------------- -------------- -------------- --------------- --------------- ---------------
John F. McKenna               100,000          3.62%          $2.19         4/23/11         $356,728        $406,979
-------------------------- --------------- -------------- -------------- --------------- --------------- ---------------
David A. Loeser               100,000          3.62%          $2.19         4/23/11         $356,728        $406,979
-------------------------- --------------- -------------- -------------- --------------- --------------- ---------------
Anthony F. Pellegrini         100,000          3.62%          $2.19         4/23/11         $356,728        $406,979
-------------------------- --------------- -------------- -------------- --------------- --------------- ---------------

(1) These values assume that the shares appreciate at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of future price growth of our stock. Executives will not benefit unless the common stock price increases above the stock option exercise price.

(2) All options have an exercise price equal to or greater than the fair market value on the grant date of the shares subject to each option. The option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker). The compensation committee may modify the terms of outstanding options, including acceleration of the exercise date.

--------------------------------------------------------------------------------
          2001 Stock Option Exercises and Year-End Stock Option Values
--------------------------------------------------------------------------------

                                                              Number Of Securities         Value Of Unexercised
                                                             Underlying Unexercised            In-The-Money
                              Shares                              Options/SARs                 Options/SARs
                             Acquired                      At Fiscal Year-End (#)           At Fiscal Year-End (1)
                                On           Value
          Name              Exercise (#)   Realized($)     Exercisable    Unexercisable   Exercisable     Unexercisable
-------------------------- -------------- -------------- -------------- ---------------- -------------  ----------------
J. Edward Coleman                0              0           420,000         750,000      $          0   $  12,000
-------------------------- -------------- -------------- -------------- ---------------- -------------- --------------
M. Lazane Smith                  0              0           270,000         305,000      $   1,563      $  12,188
-------------------------- -------------- -------------- -------------- ---------------- -------------- --------------
John F. McKenna                  0              0            87,500         262,500      $   1,563      $  10,688
-------------------------- -------------- -------------- -------------- ---------------- -------------- --------------
David A. Loeser                  0              0            87,500         262,500      $   1,563      $  10,688
-------------------------- -------------- -------------- -------------- ---------------- -------------- --------------
Anthony F. Pellegrini            0              0            37,500         212,500      $   1,563      $  10,688
-------------------------- -------------- -------------- -------------- ---------------- -------------- --------------

     (1) Value is calculated using the difference between the option exercise price and the year-end stock price, multiplied by the number of shares subject to the option. The year-end stock price used was $2.25 for each share of CompuCom common stock.

Employment Contracts; Severance and Change-in-Control Arrangements

J. Edward Coleman entered into an amended agreement ("Agreement") with CompuCom that provides for his employment as an executive officer until the employment relationship is terminated under certain conditions, at a minimum monthly salary of $44,583. Mr. Coleman is also entitled to participate in CompuCom's Management Incentive Compensation Plan (MICP) at a rate of 120% of base salary. CompuCom will purchase and maintain for Mr. Coleman's benefit a guaranteed renewable term life insurance policy having a death benefit of $800,000. If Mr. Coleman is incapacitated by accident, sickness or otherwise so as to render him mentally or physically incapable of performing the services required of him for a period of 180 consecutive business days, CompuCom may terminate his employment under this Agreement, in which case Mr. Coleman shall continue to receive salary compensation and benefits continuation for a three - year period. If Mr. Coleman is terminated without cause, is demoted or has his salary or benefits reduced below the level described in this Agreement, he will be entitled to a lump sum payment equal to three years salary and benefits continuation for three years and outplacement assistance not to exceed $25,000. For Agreement purposes, salary means the sum of Mr. Coleman's annual rate of compensation plus targeted MICP plus the prorated amount of his current year's targeted MICP. For one year after his termination, Mr. Coleman has agreed to not compete with CompuCom. If a change of control of CompuCom occurs and, within six months from the date of the change of control, Mr. Coleman voluntarily terminates his employment, he will be entitled to receive a lump sum payment of three years salary within ten days of the date of termination. Benefits will continue for a three-year period. Also, if a change of control occurs, all unvested stock options granted to Mr. Coleman will be vested within ten days of the change of control.

M. Lazane Smith entered into an amended employment agreement ("Agreement") with CompuCom that provides for her employment as an executive officer until the employment relationship is terminated under certain conditions at a monthly salary of $29,167. Ms. Smith is also entitled to participate in CompuCom's Management Incentive Compensation Plan (MICP) at a rate of 100% of base salary. CompuCom will purchase and maintain for Ms. Smith's benefit a guaranteed renewable term life insurance policy having a death benefit of $800,000. If Ms. Smith is incapacitated by accident, sickness or otherwise so as to render her mentally or physically incapable of performing the services required of her for a period of 180 consecutive business days, CompuCom may terminate her employment under this Agreement, in which case she shall continue to receive salary compensation and benefits for a two year period. If Ms. Smith is terminated without cause, is demoted or has her salary and benefits reduced below the level described in this Agreement, she will be entitled to a lump sum payment equal to two years salary and benefits continuation for two years and outplacement assistance not to exceed $25,000. For Agreement purposes, salary means the sum of Ms. Smith's annual rate of compensation plus targeted MICP plus the prorated amount of her current year's targeted MICP. For one year after her termination, Ms. Smith has agreed to not compete with CompuCom. If a change of control of CompuCom occurs and, within six months from the date of the change of control, Ms. Smith voluntarily terminates her employment, she will be entitled to receive a lump sum payment of two years salary within ten days of the date of termination. Benefits will continue for a two-year period. Also, if a change of control occurs, all unvested stock options granted to Ms. Smith will be vested within ten days of the change of control.

John F. McKenna and David A. Loeser each entered into an employment agreement ("Agreement") with CompuCom that provides for their employment as executive officers until the employment relationship is terminated under certain conditions at a monthly salary of $20,833 for Mr. McKenna and $17,500 for Mr. Loeser. They are entitled to participate in CompuCom's Management Incentive Compensation Plan (MICP) at a rate of 100% base salary. CompuCom will purchase and maintain for their individual benefit a guaranteed renewable term life insurance policy having a death benefit of three times annual base salary up to $800,000. If either is incapacitated by accident, sickness or otherwise so as to render him mentally or physically incapable of performing the service required of him for a period of 180 consecutive business days, CompuCom may terminate his employment under this Agreement, in which case he shall continue to receive salary compensation and benefits continuation for a two-year period. If terminated without cause, is demoted or has his salary and benefits reduced below the level described in this Agreement, he will be entitled to a lump sum payment equal to two years salary and benefits continuation for two years and outplacement assistance not to exceed $25,000. For Agreement purposes, salary means the sum of their individual annual rate of compensation plus targeted MICP plus the prorated amount of their individual year's targeted MICP. For one year after either's termination, each individual has agreed to not compete with CompuCom. If a change of control of CompuCom occurs and, within six months from the date of the change of control, either voluntarily terminates his employment, each will be entitled to receive a lump sum payment of two years salary within ten days of the date of termination. Benefits will continue for a two-year period. Also, if a change of control occurs, all unvested stock options granted to either individual will be vested within ten days of the change of control.

Anthony F. Pellegrini entered into an employment agreement with CompuCom that provides for his employment until the employment relationship is terminated under certain conditions, at a minimum monthly salary of $16,667. As part of the employment agreement, Mr. Pellegrini received a one-time signing bonus of $50,000. The agreement entitles Mr. Pellegrini to a bonus of up to 50% of his base salary. If employment is terminated without cause, or if CompuCom demotes him or reduces his salary or benefits below the level described in his agreement, Mr. Pellegrini will be entitled to a lump sum payment equal to one year's salary. Mr. Pellegrini has agreed not to compete with CompuCom for one year after his voluntary termination of employment, and if his employment is terminated for any reason other than due cause, for the same period of time for which he receives compensation.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Since 1987, we have retained KPMG LLP as our independent public accountants and intend to retain KPMG LLP for the current year ending December 31, 2002.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity at the meeting to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                             AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the board of directors, the Audit Committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of CompuCom. Management is responsible for CompuCom's internal controls. CompuCom's independent auditors are responsible for performing an independent audit of CompuCom's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to CompuCom's financial reporting, and reviews the results and scope of the audit and other services provided by CompuCom's independent auditors.

In this context, the Audit Committee has met and held discussions with management and CompuCom's independent auditors. Management represented to the Audit Committee that CompuCom's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principals. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

CompuCom's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors' their independence and the compatibility of non-audit services with such independence.

Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the board of directors include CompuCom's audited consolidated financial statements in CompuCom's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Audit Fees. The aggregate fees billed by CompuCom's independent auditors for professional services rendered in connection with the audit of our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2001, as well as for the review of our consolidated financial statements included in CompuCom's Quarterly Reports on Form 10-Q during 2001, totaled $300,000.

Financial Information Systems Design and Implementation Fees. KPMG LLP did not render any professional services relating to financial information system design and implementation in 2001.

All Other Fees. Other fees totaling $369,000 billed to CompuCom by its principal auditors during 2001, other than those described above, related to the following services:

   Audit Related Fees
      Information Systems                  $330,000
       Security Review

      Securitization Agreed                $  10,000
       Upon Procedures

      401(k) Audits                        $  18,000

   Other Non-Audit Services
      Domestic Tax Service                 $  11,000

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of our auditors.

Submitted by the Audit Committee of the Board of Directors:

         Edwin L. Harper, Chairman
         John D. Loewenberg
         Edward N. Patrone

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any of CompuCom's previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by CompuCom in any such filing.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

                                                             Please mark
                                                             your votes as
                                                             indicated in    [X]
                                                             this example


     1.   ELECTION OF DIRECTORS

        FOR all nominees                WITHHOLD
        listed to the right             AUTHORITY
        (except as marked        to vote for all nominees
         to the contrary)          listed to the right
             [  ]                          [   ]



Nominees: 01 J. Edward Coleman, 02 Anthony L. Craig, 03 Michael J. Emmi, 04 Richard F. Ford, 05 Edwin L. Harper, 06 Delbert W. Johnson, 07 John D. Loewenberg, 08 Warren V. Musser, 09 Anthony J. Paoni, 10 Edward N. Patrone, 11
M. Lazane Smith

To withhold authority to vote for any individual nominee while voting for the remainder, strike a line through the nominee's name in the list.

     2.   AMENDMENT TO THE EMPLOYEE STOCK
          PURCHASE PLAN TO INCREASE THE NUMBER
          OF SHARES AUTHORIZED FOR ISSUANCE.

                FOR     AGAINST     ABSTAIN
                [  ]      [  ]        [  ]







Signature                     Signature                  Date          , 2002
          -------------------           -----------------      --------
YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. If shares are jointly owned, you must both sign. Include title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE






                                 [COMPUCOM LOGO]


                             Your vote is important,
                  regardless of the number of shares you own.


   Whether or not you plan to attend the meeting in person, please complete, date and sign the above proxy card and return it without delay in the enclosed envelope.

PROXY


                              COMPUCOM SYSTEMS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate how you wish to vote, on the back of this card. Please return this card promptly in the enclosed envelope. Your vote is important.

When you sign and return this proxy card, you

..    appoint J. Edward Coleman and M. Lazane Smith, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on May 15, 2002, and at any adjournments of that meeting,
..    authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and
..    revoke any previous proxies you may have signed.

If you do not indicate how you wish to vote, the proxies will vote for all nominees to the Board of Directors, and as they may determine, in their discretion, with regard to any other matter properly presented at the meeting.

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                                 [COMPUCOM LOGO]